UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 11, 2009
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Underwriting Agreement, dated August 11, 2009
Press Release of TRW Automotive Holdings Corp. dated August 11, 2009

ITEM 8.01. OTHER EVENTS.
On August 11, 2009, TRW Automotive Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule I thereof (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters 14,000,000 shares of the Company’s common stock in a registered public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (the “Registration Statement”) filed on August 10, 2009 (File No. 333-161191). In addition, the Company also granted the Underwriters a 30-day option to purchase up to an additional 2,100,000 shares of its common stock to cover over-allotments, if any.
The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On August 11, 2009, the Company announced the pricing of its underwritten registered public offering of common stock by press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description

99.1	Underwriting Agreement, dated August 11, 2009, among TRW Automotive Holdings Corp. and J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule I thereof

99.2	Press release of TRW Automotive Holdings Corp. dated August 11, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: August 12, 2009	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Underwriting Agreement, dated August 11, 2009, among TRW Automotive Holdings Corp. and J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule I thereof

99.2	Press release of TRW Automotive Holdings Corp. dated August 11, 2009